Exhibit 21.1
LIST OF SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization

Clean Communication Limited	Ireland

Cloudvisory LLC	Texas

FireEye Australia Pty Ltd	Australia

FireEye Canada Limited	British Columbia

FireEye Cybersecurity Private Limited	India

FireEye Deutschland GmbH	Germany

FireEye Hong Kong Limited	Hong Kong

FireEye International, LLC	Delaware

FireEye Ireland Limited	Ireland

FireEye Israel Ltd	Israel

FireEye Italy SrL	Italy

FireEye K.K.	Japan

FireEye Korea Limited	Republic of Korea

FireEye Mexico S.A. de C.V.	Mexico

FireEye Netherlands B.V.	Netherlands

FireEye Philippines Corporation	Philippines

FireEye Saudi Arabia Limited	Kingdom of Saudi Arabia

FireEye Singapore Private Limited	Singapore

FireEye Software (Shanghai) Company Limited	China

FireEye Spain, S.L.	Spain

FireEye Sweden Aktiebolag	Sweden

FireEye Taiwan Ltd.	Taiwan

FireEye Technologie Deutschland GmbH	Germany

FireEye Technologies India Private Limited	India

FireEye Technologies Malaysia SDN BHD	Malaysia

FireEye Technology Limited	Ireland

FireEye UK Ltd.	United Kingdom

iSIGHT Partners Europe Holdings B.V.	Netherlands

iSIGHT Partners Ukraine LLC	Ukraine

iSIGHT Risk Management Private Limited	India

iSIGHT Security, LLC	Delaware

Mandiant, LLC	Delaware

Verodin, LLC	Delaware

X15 Software LLC	Delaware

X15 Software India Private Limited	India